EXHIBIT 4.2

                          E.SPIRE COMMUNICATIONS, INC.

                          AMENDED AND RESTATED BY-LAWS/

                                    ARTICLE I

                                     OFFICES

       SECTION 1. Registered Office. The registered office of e.spire Communications, Inc. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

       SECTION 2. Other Offices. The Corporation may also have an office or offices at other place or places within or without the State of Delaware.

                                   ARTICLE II

                     MEETINGS OF STOCKHOLDERS; STOCKHOLDERS'
                           CONSENT IN LIEU OF MEETING

       SECTION 1. Annual Meeting. The annual meeting of the stockholders (unless the context clearly requires otherwise, the term "Stockholders" as used herein shall refer to all holders of the Corporation's securities which then have voting rights) for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (the "Board") and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the General Corporation Law of the State of Delaware to be taken at a stockholders' annual meeting are taken by written consent in lieu of meeting pursuant to Section 10 or this Article II.

       SECTION 2. Special Meetings. A special meeting of the stockholders for any purpose or purposes may be called by the Board, the Chairman, the President or the holders of at least 12.5% of the Corporation's voting



--------------
//As amended by unanimous consent of the Board of Directors on July 2, 1997. Further amended by a Board of Directors meeting on September 22, 1997. And, further amended by the Board of Directors on November 23, 1998, April 1, 1999, April 13, 1999,October 29, 1999, January 18, 2000 and May 31, 2000.

stock, to be held at such place, date and hour as shall be designated in the notice thereof. Special meetings of the stockholders may also be called and convened as provided in the Certificate of Incorporation.

       SECTION 3. Notice of Meetings. Except as otherwise required by statute or by the Certificate of Incorporation or these By-laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the day on which the meeting is to be held, by delivering a typewritten or printed notice thereof to him personally, or by mailing a copy of such notice, postage prepaid, directly to each such stockholder at his address as it appears in the records of the Corporation, or by transmitting notice thereof to him at such address by telegraph, cable or radio. Every such notice shall state the place and the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.

       SECTION 4. Quorum. At each meeting of the stockholders, except where otherwise provided by the Certificate of Incorporation or these By-Laws, the holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by Proxy shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

       SECTION 5. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

              (a) the Chairman of the Board, if any;

              (b) the President;

              (c) any other officer of the Corporation designated by the Board of Directors to act as chairman of such meeting and to preside thereat if the Chairman of the Board, if any, or the President shall be absent from such meeting.

The Secretary, or if he shall be presiding over the meeting in accordance with the provisions of this Section, or if he shall be absent from such meeting, the person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

       SECTION 6. Order or Business. The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in


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voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

       SECTION 7. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or these By-laws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled to one vote in person or by proxy for each share of common stock of the corporation held by him and registered in his name on the books of the Corporation:

              (a) on the date fixed pursuant to Section 7 of Article V as the record date for the determination of stockholders entitled to vote at such meeting; or

              (b) if no such record date shall have been fixed, at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. Only the record holders of the Corporation's stock or their proxies will be entitled to vote such shares. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given the written notice to the contrary and shall be furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

              (a) if only one votes, his act binds all;

              (b) if more than one votes, the act of the majority so voting binds all; and

              (c) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.

If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section shall be the majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law, by the Certificate of Incorporation or these By-laws) shall be decided by the vote of a majority in interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.
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       SECTION 8. Inspection. The chairman of the meeting may at any time appoint two or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors may be appointed by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count the votes for and against the matter to be voted upon, respectively, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the matter to be voted upon, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his ability.

       SECTION 9. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       SECTION 10. Stockholders' Consent In Lieu of Meeting. Subject to the requirements of the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and the number of shares which the stockholder is entitled to vote. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or an agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
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                                   ARTICLE III

                               BOARD OF DIRECTORS

       SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

       SECTION 2. Number and Term of Office. The number of directors shall be eight or as otherwise provided in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation, each Director shall hold office for a term expiring at the next annual meeting of shareholders or until his earlier death, removal or resignation.

       Section 3. Election of Directors. Except as otherwise provided by the Certificate of Incorporation, at each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors. Unless an election by ballot shall be demanded as provided in
Section 7 of Article II, election of directors be conducted in any manner approved at such a meeting.

       Section 4. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice to the Board, the Chairman, if any, the President or the Secretary. Such resignation shall take effect at the time specified thereon or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Any or all directors may be removed, with or without cause, at any time by vote of the holders of a majority of the shares then entitled to vote for such directors at an election of directors, or by written consent of the stockholders entitled to vote for such directors pursuant to Section 10 of
Article II.

       Any vacancy caused by the death or resignation of a director may be filled by the stockholders in the manner provided in the Certificate of Incorporation of the Corporation and these By-laws, or may be filled by a vote of the directors elected by the stockholders.

       SECTION 5. Meetings.

       (A) Annual Meeting. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article III.

       (B) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, if any, or the President shall from time to time determine.
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       (C) Notice of Meetings. The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile, telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who attends such meetings. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

       (D) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

       (E) Quorum and Manner of Acting. Except as otherwise required by the Certificate of Incorporation, a majority of the total number of directors then in office (but not less than two if the number of Directors is greater than one) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise required by the Certificate of Incorporation or by law, the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board.

       (F) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence
              (a) the Chairman of the Board, in any;
              (b) the President (if a director);
              (c) any director chosen by a majority of the directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the Chairman shall appoint shall act as secretary of such meeting and keep the minutes thereof.

       SECTION 6. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, without prior notice, without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors and such consent is filed with the minutes of the proceedings of the Board.

       SECTION 7. Action by Means of Conference Telephone or Similar Communications Equipment. Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

       SECTION 8. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or


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disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

        Without limiting the generality of the foregoing, the board of directors shall establish and maintain a compensation committee comprised of three directors, none of whom may be an employee of the Company or any of its subsidiaries. The compensation committee shall be responsible for recommending to the full board of directors all stock option grants, bonuses and other compensation arrangements for executives and key employees and loans and other non-salary payments and other benefits and arrangements with employees and affiliates and associates of the Company. The compensation committee shall have such additional powers and duties as the board of directors from time to time determines.

        The board of directors shall establish and maintain an audit committee comprised of three directors. The audit committee shall be responsible for selecting the Company's independent auditors and reviewing their audit, as well as reviewing and approving the Company's internal controls and accounting systems. The audit committee shall have such additional powers and duties as the board of directors from time to time determines. [The audit committee shall be governed by the Charter of the Audit Committee of the Board of Directors of e.spire Communications, Inc.(the "Audit Committee Charter") attached hereto as Exhibit A. In any instances in which this Section 8 of Article III and the Audit Committee Charter conflict, the provisions of Audit Committee Charter shall govern.

        In the event that the group of directors of the Company that are specified to select a committee member as provided herein is deadlocked over its selection of such committee member for more than 30 days, the full board of directors shall select such committee member from among such group of directors.

                                   ARTICLE IV

                                    OFFICERS

        SECTION 1. Executive Officers. The executive officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer and may include a Chairman of the Board, a Chief Operating Officer and such other officers as the Board may appoint pursuant to
Section 3 of this Article IV. Any two or more offices may be held by the same person, provided that the offices of President and Secretary shall be held by different persons.

        SECTION 2. Authority and Duties. All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent so provided, by the Board.

        SECTION 3. Other Officers. The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Vice-Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board, the Chief Executive Officer, the President, or the Chief Operating Officer may from time to time determine. The Board may delegate to any executive officer the power to appoint or remove any such officer, agents or employees.

        SECTION 4. Term of Office, Resignation and Removal. All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

        Any officer may resign at any time by giving written notice to the Board or to the Chief Executive officer, or to the President or to the Chief Operating Officer, or to the Secretary, and such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

        All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board with or without cause.

        SECTION 5. Vacancies. If the office of the Chief Executive Officer, the President, Chief Financial Officer, the Secretary or the Treasurer or any other office becomes vacant for any reason, the Board shall fill such vacancy or may elect not to fill such vacancy. An officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or reappointed by the Board.

        SECTION 6. Chairman of the Board. If there shall be a Chairman of the Board, he shall, unless provided otherwise by the Board by resolution, preside at meetings of the Board and of the stockholders at which he is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects concerning the welfare of the Corporation and the conduct of its business. He shall perform such other duties as the Board may from time to time determine.

        SECTION 7. The Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Corporation and unless the Chairman of the Board be appointed and present or the Board has provided otherwise by resolution, he shall preside at all meetings of the Board and the stockholders at which is he present. He shall have responsibility for the short and long term strategy of the Corporation, corporate development and investor relations and shall cause decisions concerning the attainment of strategic, corporate development and investor relations' objectives to be implemented.

        SECTION 8. The President. The President, unless the Chairman of the Board be appointed and present, or the Chief Executive Officer be appointed and present or the Board has provided otherwise by resolution shall preside at all meetings of the Board and the stockholders at which he is present. He shall, along with the Chief Operating Officer (if one is appointed by the board), have the day-to-day, general and active management and control of the business and affairs of the Corporation subject to the control of the Chief Executive Officer and subject to the control of the Board, and shall see that all orders of the Chief Executive Officer and orders and resolutions of the Board are carried into effect.

        SECTION 9. The Chief Operating Officer. He shall, along with the President, have the day-to-day, general and active management and control of the business and affairs of the Corporation subject to the control of the Chief Executive Officer and subject to the control of the Board, and shall see that all orders of the Chief Executive Officer and orders and resolutions of the Board are carried into effect.

        SECTION 10. Chief Financial Officer. He shall have responsibility for the financial matters of the Corporation, including the books and records, and such other responsibilities as determined by the Board.

        SECTION 11. Vice-President. A Vice-President, which officer may have such additional designations such as "Executive" or "Senior" as the Board may provide, shall perform such duties as may be prescribed by the Board, the Chief Executive Officer, the President, or Chief Operating Officer under whose supervision he shall act.

        SECTION 12. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer, or the President or Chief Operating Officer, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or, in appointed, an Assistant Secretary or an Assistant Treasurer. He shall keep, or cause the Corporation's transfer agent and registrar to keep, in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President, Chief Operating Officer of the Board.

        SECTION 13. The Treasurer. The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Chief Executive Officer, President, Chief Financial Officer, or the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and Chief Financial Officer, Chief Operating Officer and the Board, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chief

Executive Officer, President, Chief Financial Officer, Chief Operating Officer, or the Board.

                                    ARTICLE V

                  SHARES AND THEIR TRANSFER; FIXING RECORD DATE

        SECTION 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by, or in the name of, the Corporation by the Chairman, if any, the President or any Vice President and by the Treasurer (or an Assistant Treasurer, if appointed) or the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.

        SECTION 2. Record. A record (herein called the stock record) in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

        SECTION 3. Transfer and Registration of Stock.

        (a) The transfer of stock and certificates of stock which represent the stock of the Corporation shall be governed by Article 8 of Subtitle 1 of Title 6 of the Delaware Code (the Uniform Commercial Code), as amended from time to time.

        (b) Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

        SECTION 4. Addresses of Stockholders - Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

        SECTION 5. Lost, Destroyed and Mutilated Certificates. The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

        SECTION 6. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

        SECTION 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                      SEAL

        The Board may provide a Corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words "Corporate Seal Delaware."

                                   ARTICLE VII

                                   FISCAL YEAR

        The fiscal year of the Corporation shall end on the 31st of December in each year unless changed by resolution of the Board.

                                  ARTICLE VIII

                          INDEMNIFICATION AND INSURANCE


        Section 1. Power to Indemnify in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation. Subject to Section 3 of this
Article VIII, the Corporation shall indemnify, to the fullest extent permitted by applicable law, now or hereafter in effect, any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or executive officer (or in the Board's discretion, an employee or agent) of the Corporation, or is or was a director, executive officer, (or in the Board's discretion, an employee or agent) of the Corporation serving at request of the Corporation in any other capacity for or on behalf of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with any actions, suit or proceeding initiated by such person only if (i) such action, suit or proceeding was authorized by the Board or (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any of the rules or regulations promulgated thereunder. The termination of any action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, executive officer, employee or agent of the Corporation, or is or was a director, executive officer, (or in the Board's discretion, an employee or agent) of the Corporation serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or executive officer is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding (even if such majority vote constitutes less than a quorum), or (ii) if the majority vote of disinterested directors so directs (even if such majority vote constitutes less than a quorum), by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or executive officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

        Section 4. Good Faith Defined. For purposes of any determination under
Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or executive officer. The provisions of this
Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections l or 2 of this Article VIII, as the case may be.

        Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director or executive officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or executive officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination hereunder shall be a defense to such application or create a presumption that the director or executive officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or executive officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Section 6. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or executive officer in defending any civil, criminal proceeding, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or executive officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII, which undertaking may be accepted without reference to the financial ability of such person to make such payment. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        Section 7. Non-exclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.

        Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or executive officer of the Corporation, or is or was a director or executive officer of the Corporation serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII, the DGCL or otherwise.

        Section 9. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or executive officers, so that any person who is or was a director or executive officer of such constituent corporation, or is or was a director or executive officer of such constituent corporation serving at the request of such constituent corporation as a director or executive officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or executive officer of the Corporation which imposes duties on, or involves services by, such director or executive officer with respect to an employee benefit plan, its participant or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.

        Section 10. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 1 and 2 or advance of costs, charges and expenses to a director or officer under
Section 6 of this Article VIII, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VIII, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction.

        Section 11. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the

Delaware General Corporation Law are not in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based, in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into a separate written agreement with any director, officer, employee or agent of the Corporation that expressly provides for indemnification and reimbursement of such person to the full extent permitted by this Article VIII, on the same terms and conditions provided herein.

        Section 12. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or executive officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

        Section 13. Severability. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX

                                   AMENDMENTS

        Subject to the provisions of the Certificate of Incorporation of the Corporation, any provision contained in these By-laws may be amended, repealed or adopted by the Board of Directors or by vote of the stockholders at the time entitled to vote in the election of any directors.

                                                                       EXHIBIT A


                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                          E.SPIRE COMMUNICATIONS, INC.



AUTHORITY

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of e.Spire Communications, Inc. (the "Company") is established pursuant to Article III, Section 8 of the Company's Amended and Restated By-laws and Section 141(c) of the Delaware General Corporation Law. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meetings of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.


PURPOSE

The primary purpose of the Committee is to assist the Board in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the Company's legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial and senior management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the NASD (the "NASD Policy").

Accordingly, all of the members will be directors:

Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

Notwithstanding paragraph (1) above, as permitted by the NASD Policy, one director who is not independent and not a current employee of the Company or an immediate family member of an employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.


MEETINGS

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Company's independent auditors in separate sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition the Committee, or any member thereof designated Chairman of the Committee, should meet or confer with the independent auditors and management quarterly to review the Company's periodic financial statements prior to the their filing with the Securities and Exchange Commission. The Committee may ask members of management and others to attend its meetings.


KEY RESPONSIBILITIES

The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.


   The Committee shall:

        - review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61;

        - as a whole, or through the Committee chair, review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the maters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q;

        - request from the outside auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1 ("Standard No. 1");

        - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence;

        - recommend that the Board take appropriate action to oversee the independence of the outside auditors;

        - prepare a report to be included in each annual proxy statement of the Company commencing after December 15, 2000 which states, among other things, whether (i) the Committee has reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K, (ii) the Committee has discussed with the Company's independent auditors the matters that the auditors are required to discuss with the Committee by SAS No. 61, (iii) the Committee has received the written disclosures and letter from the Company's independent auditors required by Standard No. 1 and has discussed with the independent auditors their independence, and (iv) the Committee has recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year;

        - review with the independent auditors, the Company's internal auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company and elicit any recommendations for the improvement of such control procedures or particular areas where new or more detailed controls or procedures are desirable;

        - review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors;

        - review accounting and financial human resources and succession planning within the Company;

        - submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board; and

        - investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.


The Committee recognizes the outside auditors' ultimate accountability to the Board and the Committee as representatives of the shareholders of the Company. In connection therewith, the Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.